Exhibit 99.1

Digital Lifestyles Group	FOR IMMEDIATE RELEASE
Annie Bacon
abacon@dig-life.com
(512) 617-8282

Ogilvy Public Relations
Donna Crafton
Donna.crafton@ogilvypr.com
(303) 634-2685

CIRCUIT CITY TO OFFER DIGITAL LIFESTYLES GROUP’S hip-e NODE

FIRST ALL-IN-ONE COMPUTER AND ENTERTAINMENT SYSTEM FOR TEENS

AVAILABLE IN STORES NEXT MONTH

AUSTIN, TX – March 14, 2005 –Digital Lifestyles Group, Inc. (OTCBB: DLFG), the creators of hip-e™ – the world’s first all-in-one lifestyle computer and entertainment system designed exclusively for teens by teens – today announced its first national retail distribution deal with Circuit City, under which hip-e products will be available on circuitcity.com beginning April 1, 2005 and in select Circuit City stores on April 16, 2005.

“Digital Lifestyles is pleased to offer hip-e to America’s teens through Circuit City’s stores and Web site,” said Kent Savage, CEO of Digital Lifestyles Group. “Circuit City provides a trusted venue for parents and their teens to experience and purchase hip-e.”

Digital Lifestyles will provide a unique in-store experience of the new hip-e node, including an innovative point of purchase display and a fully interactive demo highlighting the numerous features of the hip-e node.

“Circuit City is excited to offer hip-e node, which provides teenagers with more choices when it comes to making a PC purchase,” said Doug Moore, senior vice president, chief merchandising officer for Circuit City. “hip-e is an innovative all-in-one computer and entertainment system that addresses the digital lifestyle demands of today’s teen and gives them something they can’t currently find with other consumer electronics retailers.”

The hip-e node comes equipped with a built-in TV tuner, a 17-inch flat panel LCD monitor and an integrated CD/DVD drive, allowing teens to engage in a wide variety of activities, such as watching and recording TV and listening to music. Teens can also express themselves by customizing their nodes to match their tastes or their room with cool skins (faceplates) that come in vibrant colors such as pink stripes or leopard skin.

The all-in-one hip-e node is the perfect entertainment and communication center for a teen’s room, family room or kitchen. The node comes equipped with the hip-e hangout software, a fresh new approach to an interactive desktop inspired by how computers and the Internet are used. The hangout ties all elements of hip-e hardware and software together in one simple, safe, relevant, customizable and fun interface while making the most frequently used Internet applications — instant messaging, music and videos, television and movies, online shopping, homework, and more — easily accessible through your existing Internet service.

The hip-e lifestyle computer and entertainment system will be available on circuitcity.com beginning April 1st, at select Circuit City stores on April 16th or ordered directly at www.hip-e.com, 1-877-hip-e4me, and www.amazon.com.

About Digital Lifestyles Group, Inc.

Digital Lifestyles Group, Inc. designs, manufactures and markets digital lifestyle solutions that serve specific consumer segments and shatter the way people think about computers and the Internet. Our solutions include lifestyle software, multimedia systems and accessories. Digital Lifestyles ignited the market with hip-e, the award winning, digital lifestyle computer and entertainment system designed for today’s youth. hip-e is available direct at www.hip-e.com, 877-hip-e4me(447-3463) or at Circuit City stores beginning in April. More information about Digital Lifestyles Group is available at www.dig-life.com.

Forward-looking Statements

This announcement contains forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company can give no assurance that such expectations or any of the forward-looking statements will prove to be correct, and future results may differ materially from those discussed in this press release. Important information regarding the factors that may affect the Company’s future performance is included in its public reports that it files with the Securities and Exchange Commission. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

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